                                                                 Exhibit (11)(e)







                              February 27, 1998




The Galaxy Fund
4400 Computer Drive
Westboro, Massachusetts  01581-5108

               Re:  Connecticut Municipal Bond Fund and
                    Connecticut Municipal Money Market Fund

Gentlemen:

     We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to us under the caption "Counsel" in the Statements of Additional Information included in Post-Effective Amendment No. 32 to your Registration Statement on Form N-1A (No. 33-4806) as filed with the Securities and Exchange Commission.

                              Very truly yours,


                              /s/Day, Berry & Howard
                              ----------------------
                              DAY, BERRY & HOWARD